Exhibit 99.1

For Immediate Release

January 23, 2014

For More Information

Trisha Voltz Carlson

SVP, Investor Relations Manager

504.299.5208

trisha.carlson@hancockbank.com

Hancock reports fourth quarter 2013 financial results

Higher core net interest income and lower operating expense largely offset declining purchased loan accretion

GULFPORT, Miss. (January 23, 2014) — Hancock Holding Company (Nasdaq: HBHC) today announced its financial results for the fourth quarter of 2013. Operating income for the fourth quarter of 2013 was $45.8 million or $.55 per diluted common share, compared to $46.8 million, or $.56 in the third quarter of 2013. Operating income was $46.6 million, or $.54, in the fourth quarter of 2012. We define our operating income as net income excluding tax-effected securities transactions gains or losses and one-time noninterest expense items. Management believes that operating income provides a useful measure of financial performance that helps investors compare the Company’s fundamental operations over time. The financial tables include a reconciliation of net income to operating income.

Highlights of the Company’s fourth quarter of 2013 results:

•

Core net interest income (TE) increased approximately $1.5 million and core net interest margin (NIM) improved 3 basis points (bps) linked-quarter (we define our core results as reported results less the impact of net purchase accounting adjustments)

•	Operating expenses declined $4.2 million linked-quarter as the Company remains on track to meet its first quarter of 2014 expense target

•	Approximately $625 million linked-quarter net loan growth, or 22% annualized, and over $900 million, or 8%, year-over-year loan growth (each excluding the FDIC-covered portfolio)

•	Purchase accounting loan accretion declined approximately $8 million, or $.06 per diluted common share after tax

•	Continued improvement in overall asset quality metrics

•	Tax rate declined to 20%, mainly related to benefits from additional investments in New Market Tax Credit projects in the fourth quarter

•	Net income included one-time noninterest expense items of $17.1 million, or $11.1 million after tax ($.14 per diluted common share)

Hancock’s return on average assets (ROA) (operating) was 0.97% for the fourth quarter of 2013, down slightly from 0.99% in the third quarter of 2013 and 0.98% in the fourth quarter a year ago.

Hancock reports fourth quarter 2013 financial results

January 23, 2014

“I have noted in previous quarters that our performance reflected an improvement in our core results, a trend we expected to build upon in the future,” said Hancock’s President and Chief Executive Officer Carl J. Chaney. “In the fourth quarter that trend accelerated and has now become more evident in our results. The results reflect the significant progress we are making in replacing the runoff in purchase accounting loan accretion with core operating income. Improvements were noted in many areas such as loan growth and mix, core net interest income and core net interest margin, and a reduction in operating expenses.”

Net income in the fourth quarter of 2013 was $34.7 million, or $.41 per diluted common share, compared to $33.2 million, or $.40, in the third quarter of 2013. Net income was $47.0 million, or $.54 per diluted common share, in the fourth quarter of 2012. Return on average assets (ROA) was 0.74% for the fourth quarter of 2013, compared to 0.70% in the third quarter of 2013 and 0.99% in the fourth quarter a year ago. Net income reflected the impact of certain one-time noninterest expenses of $17.1 million in the fourth quarter of 2013 and $20.9 million in the third quarter of 2013.

Loans

Total loans at December 31, 2013 were $12.3 billion, up $590 million from September 30, 2013. Excluding the FDIC-covered portfolio, which declined $33 million during the fourth quarter of 2013, total loans increased approximately $625 million, or 5.5% linked-quarter.

The largest component of linked-quarter net growth (excluding the FDIC-covered portfolio) was in the commercial and industrial (C&I) portfolio (+10%), followed by increases in the commercial real estate (CRE) (+5%) and residential mortgage (+3%) portfolios. Many of the markets across the Company’s footprint reported net loan growth during the quarter, with the majority of the growth in south Louisiana, Houston and Florida markets. The fourth quarter also included some net growth from seasonal borrowers, and loan paydowns and payoffs returned to a more normal level compared to the third quarter of 2013. For the full year of 2014 management expects period-end loan growth in the mid-single digit range.

A substantial portion of the fourth quarter’s net loan growth came toward the latter part of the period, and average loans were up $101 million, or 1%, from the third quarter of 2013.

Deposits

Total deposits at December 31, 2013 were $15.4 billion, up $306 million, or 2%, from September 30, 2013. Average deposits for the fourth quarter of 2013 were $14.9 billion, down $106 million, or 1%, from the third quarter of 2013.

Noninterest-bearing demand deposits (DDAs) totaled $5.5 billion at December 31, 2013, up $51 million, or 1%, compared to September 30, 2013. DDAs comprised 36% of total period-end deposits at December 31, 2013.

Interest bearing transaction and savings deposits totaled $6.2 billion at year-end 2013, up $155 million, or 3%, from September 30, 2013.

Hancock reports fourth quarter 2013 financial results

January 23, 2014

Time deposits (CDs) and interest-bearing public fund deposits totaled $3.7 billion at December 31, 2013, up $100 million, or 3%, from September 30, 2013. Public fund deposits typically reflect higher balances toward year-end with subsequent reductions beginning in the first quarter.

Asset Quality

Non-performing assets (NPAs) totaled $186 million at December 31, 2013, down $30 million from September 30, 2013. During the fourth quarter, total non-performing loans declined $21 million, and foreclosed and surplus real estate (ORE) and other foreclosed assets decreased $9 million. Non-performing assets as a percent of total loans, ORE and other foreclosed assets was 1.50% at December 31, 2013, down from 1.83% at September 30, 2013.

The Company’s total allowance for loan losses was $133.6 million at December 31, 2013, down from $138.2 million at September 30, 2013. The ratio of the allowance to period-end loans was 1.08%, compared to 1.18% at September 30, 2013. The decline in the allowance during the fourth quarter was primarily related to a $7.2 million reversal of a previous impairment on FDIC covered loans. The allowance maintained on the non-covered portion of the loan portfolio increased $2.6 million linked-quarter, totaling $80.5 million at December 31, 2013.

Net charge-offs from the non-covered loan portfolio were $5.2 million, or 0.17% of average total loans on an annualized basis in the fourth quarter of 2013, virtually unchanged from $5.4 million, or 0.18% of average total loans in the third quarter of 2013.

During the fourth quarter of 2013, Hancock recorded a total provision for loan losses of $7.3 million, down slightly from $7.6 million in the third quarter of 2013. The provision for non-covered loans was $7.9 million in the fourth quarter of 2013, compared to $6.5 million in the third quarter of 2013. The net provision from the covered portfolio was a credit of $0.5 million for the fourth quarter of 2013 compared to a provision of $1.0 million in the third quarter of 2013. This decline was driven by the reversal of impairment noted above.

Net Interest Income

Net interest income (TE) for the fourth quarter of 2013 was $168.5 million, down $5.6 million from the third quarter of 2013. Average earning assets were $16.4 billion, virtually unchanged from the third quarter of 2013. The reported net interest margin (TE) was 4.09% for the fourth quarter of 2013, down 14 basis points (bps) from the third quarter of 2013.

The linked-quarter decrease in both net interest income and net interest margin was primarily related to a decline of approximately $8 million in total purchase accounting loan accretion. As discussed in previous quarters, loan accretion can be volatile due in part to excess cash recoveries on acquired-impaired loan pools. During the fourth quarter of 2013, there were no excess cash recoveries above expected amounts included in the purchase accounting income total. The slide presentation referenced below includes detailed information on expected loan accretion and excess cash recoveries.

Hancock reports fourth quarter 2013 financial results

January 23, 2014

The core margin (reported net interest income (TE) excluding total net purchase accounting adjustments, annualized, as a percent of average earning assets) expanded 3 bps to 3.40% during the fourth quarter of 2013. A slight decline in the core loan yield (-3 bps) was offset by an improved earning asset mix, higher yields on investment securities (+19 bps) and a slight decline in the cost of funds (-1 bp).

Noninterest Income

Noninterest income totaled $59.0 million for the fourth quarter of 2013, down $4.1 million from the third quarter of 2013.

Service charges on deposits totaled $19.6 million for the fourth quarter of 2013, down $0.9 million, or 4%, from the third quarter of 2013. Bankcard and ATM fees totaled $11.3 million, down approximately $1.0 million, or 8%, from the third quarter of 2013.

Trust, investment and annuity, and insurance fees totaled $18.1 million, down $0.2 million, or 1%, from the third quarter of 2013. During the fourth quarter, an increase of $0.7 million, or 8%, in trust fees was offset by declines in investment and annuity, and insurance fees.

Fees from secondary mortgage operations totaled $1.6 million for the fourth quarter of 2013, down $0.9 million, or 37%, linked-quarter. The decline mainly reflects a continued slowdown in mortgage loan activity, reflecting mainly the impact of increased longer-term interest rates on originations. The fourth quarter’s activity also reflects a continued higher level of portfolio loan production compared to secondary market loan production.

Other noninterest income totaled $8.3 million for the fourth quarter of 2013, down $1.2 million, or 12%, linked-quarter. The decline mainly reflects a lower level of expected future losses on covered loans, which resulted in an increase of $1.1 million in the amortization of the indemnification asset.

Noninterest Expense & Taxes

Noninterest expense for the fourth quarter of 2013 totaled $174.2 million, including $17.1 million of one-time costs related to the expense and efficiency initiative. Excluding these costs, noninterest expense (or operating expense) totaled $157.1 million, down $4.2 million, or 3%, from the comparable operating expense total for the third quarter of 2013.

Excluding one-time costs, total personnel expense, the largest component of the Company’s expense base, was $84.9 million in the fourth quarter of 2013, down $1.9 million, or 2%, from the third quarter of 2013. Occupancy and equipment expense totaled $16.3 million in the fourth quarter of 2013, down $1.2 million, or 7%, from the third quarter of 2013. The reduction in the personnel, occupancy and equipment expense categories reflect in part a full quarter’s impact from the closing of 26 branch locations across the Company’s five-state footprint in August 2013.

The sale of 7 Houston area branches was completed on November 8, 2013, and the sale of 3 Alexandria, Louisiana area branches was completed on January 10, 2014. Additionally, at year-end, the Company closed the remaining two branches that were part of the previously announced ongoing branch rationalization process.

Hancock reports fourth quarter 2013 financial results

January 23, 2014

ORE expense totaled $1.5 million in the fourth quarter of 2013, down $0.9 million from the third quarter, while other operating expense was essentially unchanged at $47.2 million.

The effective income tax rate for the fourth quarter of 2013 was 20%, down from 26% in the third quarter of 2013. The decline in the tax rate is primarily related to several additional New Market Tax Credit investments that were closed during the fourth quarter of 2013. Management expects the effective tax rate to approximate 25-27% in 2014. The effective income tax rate continues to be less than the statutory rate of 35% due primarily to tax-exempt income and tax credits.

Capital

Common shareholders’ equity at year-end 2013 totaled $2.4 billion. The tangible common equity (TCE) ratio was 9.00% at December 31, 2013, up 32 bps from September 30, 2013. Management continues to review a full range of the strategic options presented by Hancock’s strong capital position, including additional stock buybacks, organic growth, acquisitions or increased dividends. Additional capital ratios are included in the financial tables.

Conference Call and Slide Presentation

Management will host a conference call for analysts and investors at 8:00 a.m. Central Time on Friday, January 24, 2014 to review the results. A live listen-only webcast of the call will be available under the Investor Relations section of Hancock’s website at www.hancockbank.com. A slide presentation related to fourth quarter results is also posted as part of the webcast link. To participate in the Q&A portion of the call, dial (877) 564-1219 or (973) 638-3429. An audio archive of the conference call will be available under the Investor Relations section of our website. A replay of the call will also be available through January 30, 2014 by dialing (855) 859-2056 or (404) 537-3406, passcode 30587330.

About Hancock Holding Company

Hancock Holding Company is the parent company of Hancock Bank and Whitney Bank. The Company operates as Hancock Bank in south Mississippi, southern and central Alabama, and the northern, central, and panhandle regions of Florida; and as Whitney Bank in south Louisiana and Houston, Texas. The Hancock Holding Company family of financial services companies also includes Hancock Investment Services, Inc.; Hancock Insurance Agency and Whitney Insurance Agency, Inc.; corporate trust offices in Gulfport and Jackson, Mississippi, New Orleans and Baton Rouge, Louisiana, and Orlando, Florida; and Harrison Finance Company. Additional information is available at www.hancockbank.com and www.whitneybank.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended, and we intend such forward-looking statements to be covered by the safe harbor provisions therein and are including this statement for purposes of invoking these safe-harbor provisions. Forward-looking statements provide projections of results of operations or of financial condition or state other forward-looking information, such as expectations about future conditions and descriptions of plans and strategies for the future.

Hancock reports fourth quarter 2013 financial results

January 23, 2014

Forward-looking statements that we may make include, but may not be limited to, comments with respect to future levels of economic activity in our markets, loan growth, deposit trends, credit quality trends, future sales of nonperforming assets, net interest margin trends, future expense levels and the ability to achieve reductions in non-interest expense or other cost savings, projected tax rates, future profitability, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts such as accretion levels, the impact of the branch rationalization process, and the financial impact of regulatory requirements.

Hancock’s ability to accurately project results or predict the effects of future plans or strategies is inherently limited. Although Hancock believes that the expectations reflected in its forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ from those expressed in Hancock’s forward-looking statements include, but are not limited to, those risk factors outlined in Hancock’s public filings with the Securities and Exchange Commission, which are available at the SEC’s internet site (http://www.sec.gov).

You are cautioned not to place undue reliance on these forward-looking statements. Hancock does not intend, and undertakes no obligation, to update or revise any forward-looking statements, whether as a result of differences in actual results, changes in assumptions or changes in other factors affecting such statements, except as required by law.

Hancock Holding Company

Financial Highlights

(amounts in thousands, except per share data and FTE headcount)

(unaudited)

	Three Months Ended			Twelve Months Ended
	12/31/2013	9/30/2013	12/31/2012	12/31/2013	12/31/2012
Common Share Data
Earnings per share:
Basic	$0.41	$0.40	$0.55	$1.93	$1.77
Diluted	$0.41	$0.40	$0.54	$1.93	$1.75
Operating earnings per share: (a)
Basic	$0.55	$0.56	$0.54	$2.22	$2.15
Diluted	$0.55	$0.56	$0.54	$2.22	$2.13
Cash dividends per share	$0.24	$0.24	$0.24	$0.96	$0.96
Book value per share (period-end)	$29.49	$28.70	$28.91	$29.49	$28.91
Tangible book value per share (period-end)	$19.94	$19.04	$19.27	$19.94	$19.27
Weighted average number of shares:
Basic	82,085	82,091	84,798	83,066	84,767
Diluted	82,220	82,205	85,777	83,167	85,588
Period-end number of shares	82,237	82,107	84,848	82,237	84,848
Market data:
High sales price	$37.12	$33.85	$32.50	$37.12	$36.73
Low sales price	$30.09	$29.00	$29.47	$25.00	$27.96
Period end closing price	$36.68	$31.38	$31.73	$36.68	$31.73
Trading volume	27,816	29,711	20,910	122,496	119,519
Other Period-end Data
FTE headcount	3,978	4,068	4,235	3,978	4,235
Tangible common equity	$1,639,524	$1,563,542	$1,634,833	$1,639,524	$1,634,833
Tier I capital	$1,682,782	$1,656,497	$1,668,809	$1,682,782	$1,668,809
Goodwill	$625,675	$625,675	$628,877	$625,675	$628,877
Amortizing intangibles	$159,773	$167,116	$189,409	$159,773	$189,409
Performance Ratios
Return on average assets	0.74%	0.70%	0.99%	0.86%	0.80%
Return on average assets (operating) (a)	0.97%	0.99%	0.98%	0.99%	0.97%
Return on average common equity	5.85%	5.63%	7.67%	6.84%	6.32%
Return on average common equity (operating) (a)	7.71%	7.93%	7.60%	7.88%	7.66%
Return on average tangible common equity	8.79%	8.54%	11.58%	10.30%	9.72%
Return on average tangible common equity (operating) (a)	11.59%	12.03%	11.48%	11.85%	11.78%
Tangible common equity ratio	9.00%	8.68%	8.77%	9.00%	8.77%
Earning asset yield (TE)	4.32%	4.47%	4.76%	4.45%	4.80%
Total cost of funds	0.23%	0.24%	0.28%	0.25%	0.32%
Net interest margin (TE)	4.09%	4.23%	4.48%	4.20%	4.48%
Efficiency ratio (b)	65.94%	64.95%	60.78%	65.17%	64.63%
Allowance for loan losses as a percent of period-end loans	1.08%	1.18%	1.18%	1.08%	1.18%
Allowance for loan losses to non-performing loans + accruing loans 90 days past due	111.97%	94.69%	81.40%	111.97%	81.40%
Average loan/deposit ratio	79.93%	78.70%	76.29%	77.56%	74.68%
Noninterest income excluding securities transactions as a percent of total revenue (TE)	25.90%	26.59%	26.02%	26.25%	25.88%

(a)	Excludes tax-effected securities transactions and one-time noninterest expense items. Management believes that operating income provides a useful measure of financial performance that helps investors compare the Company’s fundamental operations over time.
(b)	Efficiency ratio is defined as noninterest expense as a percent of total revenue (TE) before amortization of purchased intangibles, one-time noninterest expense items, and securities transactions.

Hancock Holding Company

Financial Highlights

(amounts in thousands)

(unaudited)

	Three Months Ended			Twelve Months Ended
	12/31/2013	9/30/2013	12/31/2012	12/31/2013	12/31/2012
Income Statement
Interest income	$175,650	$181,639	$191,140	$722,210	$762,549
Interest income (TE)	178,109	184,221	194,075	732,620	774,134
Interest expense	9,643	10,109	11,275	41,479	51,682

Net interest income (TE)	168,466	174,112	182,800	691,141	722,452
Provision for loan losses	7,331	7,569	28,051	32,734	54,192
Noninterest income excluding securities transactions	58,894	63,057	64,308	246,038	252,195
Securities transactions gains	105	—	623	105	1,552
Noninterest expense	174,213	182,205	157,920	678,274	713,067

Income before income taxes	43,462	44,813	58,825	215,866	197,355
Income tax expense	8,746	11,611	11,866	52,510	45,613

Net income	$34,716	$33,202	$46,959	$163,356	$151,742

Adjustments from net to operating income
Securities transactions gains	105	—	623	105	1,552
One-time noninterest expense items
Merger-related expenses	—	—	—	—	45,789
Sub-debt early redemption costs	—	—	—	—	5,336
Expense & efficiency initiative and other items	17,116	20,887	—	38,003	—

Total one-time noninterest expense items	17,116	20,887	—	38,003	51,125
Taxes on adjustments at 35%	5,954	7,310	(218)	13,264	17,350

Total adjustments (net of taxes)	11,057	13,577	(405)	24,634	32,223

Operating income (c)	$45,773	$46,779	$46,554	$187,990	$183,965

Noninterest Income and Noninterest Expense
Service charges on deposit accounts	$19,605	$20,519	$20,232	$79,000	$78,246
Trust fees	10,214	9,477	8,273	38,186	32,736
Bank card and ATM fees	11,261	12,221	11,526	45,939	49,112
Investment & annuity fees	4,619	5,186	4,743	19,574	18,033
Secondary mortgage market operations	1,554	2,467	5,160	12,543	16,488
Insurance fees	3,304	3,661	3,588	15,804	15,692
Other income	8,337	9,526	10,786	34,992	41,888

Noninterest income excluding securities transactions	58,894	63,057	64,308	246,038	252,195
Securities transactions gains	105	—	623	105	1,552

Total noninterest income including securities transactions	$58,999	$63,057	$64,931	$246,143	$253,747

Personnel expense	$84,912	$86,850	$87,358	$347,266	$356,734
Occupancy expense (net)	11,613	12,369	12,683	48,713	53,856
Equipment expense	4,679	5,120	5,051	20,019	21,862
Other real estate owned expense (net)	1,535	2,439	2,236	8,036	12,250
Other operating expense	47,180	47,234	42,862	186,767	185,173
Amortization of intangibles	7,178	7,306	7,730	29,470	32,067

Total operating expense	157,097	161,318	157,920	640,271	661,942
One-time noninterest expense items	17,116	20,887	—	38,003	51,125

Total noninterest expense	$174,213	$182,205	$157,920	$678,274	$713,067

Common Share Data
Earnings per share:
Basic	$0.41	$0.40	$0.55	$1.93	$1.77
Diluted	$0.41	$0.40	$0.54	$1.93	$1.75
Operating earnings per share:
Basic	$0.55	$0.56	$0.54	$2.22	$2.15
Diluted	$0.55	$0.56	$0.54	$2.22	$2.13

Cash dividends per share	$0.24	$0.24	$0.24	$0.96	$0.96
Book value per share (period-end)	$29.49	$28.70	$28.91	$29.49	$28.91
Tangible book value per share (period-end)	$19.94	$19.04	$19.27	$19.94	$19.27
Weighted average number of shares:
Basic	82,085	82,091	84,798	83,066	84,767
Diluted	82,220	82,205	85,777	83,167	85,588
Period-end number of shares	82,237	82,107	84,848	82,237	84,848
Market data:
High sales price	$37.12	$33.85	$32.50	$37.12	$36.73
Low sales price	$30.09	$29.00	$29.47	$25.00	$27.96
Period end closing price	$36.68	$31.38	$31.73	$36.68	$31.73
Trading volume	27,816	29,711	20,910	122,496	119,519

(c)	Net income less tax-effected securities gains and one-time noninterest expense items. Management believes that operating income provides a useful measure of financial performance that helps investors compare the Company’s fundamental operations over time.

Hancock Holding Company

Financial Highlights

(amounts in thousands)

(unaudited)

	Three Months Ended
	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012
Period-end Balance Sheet
Commercial non-real estate loans	$5,064,224	$4,625,315	$4,653,342	$4,425,286	$4,433,288
Construction and land development loans	915,541	920,408	966,499	992,820	989,306
Commercial real estate loans	3,042,841	2,914,969	2,872,254	2,873,403	2,923,094
Residential mortgage loans	1,720,614	1,695,197	1,616,093	1,587,519	1,577,944
Consumer loans	1,581,597	1,578,583	1,573,309	1,603,734	1,654,170

Total loans	12,324,817	11,734,472	11,681,497	11,482,762	11,577,802

Loans held for sale	24,515	18,444	20,233	34,813	50,605
Securities	4,033,124	4,124,202	4,303,918	4,662,279	3,716,460
Short-term investments	268,839	462,313	442,917	475,677	1,500,188

Earning assets	16,651,295	16,339,431	16,448,565	16,655,531	16,845,055

Allowance for loan losses	(133,626)	(138,223)	(137,969)	(137,777)	(136,171)
Other assets	2,491,582	2,600,638	2,623,705	2,546,369	2,755,601

Total assets	$19,009,251	$18,801,846	$18,934,301	$19,064,123	$19,464,485

Noninterest bearing deposits	$5,530,253	$5,479,696	$5,340,177	$5,418,463	$5,624,127
Interest bearing transaction and savings deposits	6,162,959	6,008,042	5,965,372	6,017,735	6,038,003
Interest bearing public fund deposits	1,571,532	1,240,336	1,410,866	1,528,790	1,580,260
Time deposits	2,095,772	2,326,797	2,439,523	2,288,363	2,501,798

Total interest bearing deposits	9,830,263	9,575,175	9,815,761	9,834,888	10,120,061

Total deposits	15,360,516	15,054,871	15,155,938	15,253,351	15,744,188
Short-term borrowings	657,960	782,779	828,107	722,537	639,133
Long-term debt	385,826	376,664	385,122	393,920	396,589
Other liabilities	179,880	231,090	219,794	217,215	231,297
Common shareholders’ equity	2,425,069	2,356,442	2,345,340	2,477,100	2,453,278

Total liabilities & shareholders’ equity	$19,009,251	$18,801,846	$18,934,301	$19,064,123	$19,464,485

Capital Ratios
Common shareholders’ equity	$2,425,069	$2,356,442	$2,345,340	$2,477,100	$2,453,278
Tier 1 capital (d)	1,682,782	1,656,497	1,632,874	1,700,115	1,668,809
Tangible common equity ratio	9.00%	8.68%	8.52%	9.14%	8.77%
Common equity (period-end) as a percent of total assets (period-end)	12.76%	12.53%	12.39%	12.99%	12.60%
Leverage (Tier 1) ratio (d)	9.36%	9.10%	8.96%	9.28%	9.11%
Tier 1 risk-based capital ratio (d)	11.87%	12.07%	12.00%	12.78%	12.64%
Total risk-based capital ratio (d)	13.23%	13.52%	13.45%	14.41%	14.28%

(d)	Estimated for most recent period-end.

Hancock Holding Company

Financial Highlights

(amounts in thousands)

(unaudited)

	Three Months Ended			Twelve Months Ended
	12/31/2013	9/30/2013	12/31/2012	12/31/2013	12/31/2012
Average Balance Sheet
Commercial non-real estate loans	$4,786,680	$4,720,608	$4,316,455	$4,615,973	$4,007,506
Construction and land development loans	931,214	970,411	1,035,401	965,237	1,157,064
Commercial real estate loans	2,915,323	2,891,830	2,910,880	2,899,317	2,897,317
Residential mortgage loans	1,715,716	1,668,201	1,613,919	1,659,324	1,571,465
Consumer loans	1,573,446	1,570,345	1,667,134	1,585,353	1,651,387

Total loans (e)	11,922,379	11,821,395	11,543,789	11,725,204	11,284,739

Securities (f)	4,070,657	4,135,348	3,732,815	4,140,051	4,063,817
Short-term investments	383,551	427,892	969,037	578,613	771,523

Earning assets	16,376,587	16,384,635	16,245,641	16,443,868	16,120,079

Allowance for loan losses	(138,708)	(137,936)	(136,254)	(137,897)	(136,257)
Other assets	2,501,212	2,549,328	2,855,565	2,623,047	2,951,547

Total assets	$18,739,091	$18,796,027	$18,964,952	$18,929,018	$18,935,369

Noninterest bearing deposits	$5,483,918	$5,415,303	$5,420,081	$5,393,955	$5,251,391
Interest bearing transaction and savings deposits	5,981,110	5,919,709	5,930,964	5,962,114	5,827,370
Interest bearing public fund deposits	1,253,199	1,302,425	1,332,163	1,410,679	1,451,459
Time deposits	2,197,450	2,384,248	2,448,694	2,350,488	2,579,963

Total interest bearing deposits	9,431,759	9,606,382	9,711,821	9,723,281	9,858,792

Total deposits	14,915,677	15,021,685	15,131,902	15,117,236	15,110,183
Short-term borrowings	848,934	820,500	847,058	806,082	843,798
Long-term debt	381,561	385,203	321,713	389,153	338,875
Other liabilities	237,151	229,694	229,100	229,983	241,710
Common shareholders’ equity	2,355,768	2,338,945	2,435,179	2,386,564	2,400,803

Total liabilities & shareholders’ equity	$18,739,091	$18,796,027	$18,964,952	$18,929,018	$18,935,369

(e)	Includes loans held for sale.
(f)	Average securities does not include unrealized holding gains/losses on available for sale securities.

Hancock Holding Company

Average Balance and Net Interest Margin Summary

(amounts in thousands)

(unaudited)

	Three Months Ended
	12/31/2013			9/30/2013			12/31/2012
	Interest	Volume	Rate	Interest	Volume	Rate	Interest	Volume	Rate
Average Earning Assets
Commercial & real estate loans (TE)	$104,168	$8,633,217	4.79%	$109,450	$8,582,849	5.06%	$113,004	$8,262,736	5.44%
Residential mortgage loans	23,612	1,715,716	5.50%	24,968	1,668,201	5.99%	27,998	1,613,919	6.94%
Consumer loans	24,382	1,573,446	6.15%	25,740	1,570,345	6.51%	28,593	1,667,134	6.82%
Loan fees & late charges	1,001	—	0.00%	689	—	0.00%	3,098	—	0.00%

Total loans (TE)	153,163	11,922,379	5.10%	160,847	11,821,395	5.41%	172,693	11,543,789	5.95%
US Treasury and government agency securities	555	100,150	2.20%	33	5,585	2.34%	51	18,315	1.11%
CMOs	7,804	1,425,839	2.19%	7,278	1,463,403	1.99%	7,204	1,577,165	1.83%
Mortgage backed securities	13,866	2,299,544	2.41%	13,042	2,410,763	2.16%	10,475	1,891,704	2.22%
Municipals (TE)	2,443	235,778	4.14%	2,715	247,140	4.39%	2,942	238,733	4.93%
Other securities	58	9,346	2.49%	53	8,457	2.51%	94	6,898	5.43%

Total securities (TE) (g)	24,726	4,070,657	2.43%	23,121	4,135,348	2.24%	20,766	3,732,815	2.21%
Total short-term investments	220	383,551	0.23%	253	427,892	0.23%	616	969,037	0.25%
Average earning assets yield (TE)	$178,109	$16,376,587	4.32%	$184,221	$16,384,635	4.47%	$194,075	$16,245,641	4.76%
Interest-bearing Liabilities
Interest-bearing transaction and savings deposits	$1,399	$5,981,110	0.09%	$1,398	$5,919,709	0.09%	$1,719	$5,930,964	0.12%
Time deposits	3,328	2,197,450	0.60%	3,687	2,384,248	0.61%	4,507	2,448,694	0.73%
Public funds	663	1,253,199	0.21%	766	1,302,425	0.23%	861	1,332,163	0.26%

Total interest bearing deposits	5,390	9,431,759	0.23%	5,851	9,606,382	0.24%	7,087	9,711,821	0.29%
Short-term borrowings	1,092	848,934	0.51%	1,074	820,500	0.52%	1,273	847,058	0.60%
Long-term debt	3,161	381,561	3.29%	3,184	385,203	3.28%	2,915	321,713	3.60%

Total borrowings	4,253	1,230,495	1.37%	4,258	1,205,703	1.40%	4,188	1,168,771	1.43%
Total interest bearing liabilities cost	$9,643	$10,662,254	0.36%	$10,109	$10,812,085	0.37%	$11,275	$10,880,592	0.41%
Net interest-free funding sources		5,714,333			5,572,550			5,365,049
Total Cost of Funds	$9,643	$16,376,587	0.23%	$10,109	$16,384,635	0.24%	$11,275	$16,245,641	0.28%
Net Interest Spread (TE)	$168,466		3.96%	$174,112		4.10%	$182,800		4.35%
Net Interest Margin (TE)	$168,466	$16,376,587	4.09%	$174,112	$16,384,635	4.23%	$182,800	$16,245,641	4.48%

(g)	Average securities does not include unrealized holding gains/losses on available for sale securities.

Hancock Holding Company

Average Balance and Net Interest Margin Summary

(amounts in thousands)

(unaudited)

	Twelve Months Ended
	12/31/2013			12/31/2012
	Interest	Volume	Rate	Interest	Volume	Rate
Average Earning Assets
Commercial & real estate loans (TE)	$430,258	$8,480,527	5.07%	$443,360	$8,061,887	5.50%
Residential mortgage loans	101,800	1,659,324	6.14%	111,662	1,571,465	7.11%
Consumer loans	103,157	1,585,353	6.51%	115,470	1,651,387	6.99%
Loan fees & late charges	3,494	—	0.00%	6,335	—	0.00%

Total loans (TE)	638,709	11,725,204	5.45%	676,827	11,284,739	6.00%
US Treasury and government agency securities	606	28,063	2.16%	2,104	99,136	2.12%
CMOs	29,627	1,502,867	1.97%	29,790	1,545,531	1.93%
Mortgage backed securities	51,730	2,367,274	2.19%	51,332	2,150,799	2.39%
Municipals (TE)	10,342	233,310	4.43%	11,814	260,488	4.54%
Other securities	208	8,537	2.44%	348	7,863	4.43%

Total securities (TE) (h)	92,513	4,140,051	2.23%	95,388	4,063,817	2.35%
Total short-term investments	1,398	578,613	0.24%	1,919	771,523	0.25%
Average earning assets yield (TE)	$732,620	$16,443,868	4.45%	$774,134	$16,120,079	4.80%
Interest-Bearing Liabilities
Interest-bearing transaction deposits	$5,998	$5,962,114	0.10%	$7,353	$5,827,370	0.13%
Time deposits	14,896	2,350,488	0.63%	21,242	2,579,963	0.82%
Public funds	3,281	1,410,679	0.23%	4,146	1,451,459	0.29%

Total interest bearing deposits	24,175	9,723,281	0.25%	32,741	9,858,792	0.33%
Short-term borrowings	4,542	806,082	0.56%	6,065	843,798	0.72%
Long-term debt	12,762	389,153	3.28%	12,876	338,875	3.80%

Total borrowings	17,304	1,195,235	1.45%	18,941	1,182,673	1.60%
Total interest bearing liabilities cost	$41,479	$10,918,516	0.38%	$51,682	$11,041,465	0.47%
Net interest-free funding sources		5,525,352			5,078,614
Total Cost of Funds	$41,479	$16,443,868	0.25%	$51,682	$16,120,079	0.32%
Net Interest Spread (TE)	$691,141		4.07%	$722,452		4.33%
Net Interest Margin (TE)	$691,141	$16,443,868	4.20%	$722,452	$16,120,079	4.48%

(h)	Average securities does not include unrealized holding gains/losses on available for sale securities.

Hancock Holding Company

Financial Highlights

(amounts in thousands)

(unaudited)

	Three Months Ended			Twelve Months Ended
	12/31/2013	9/30/2013	12/31/2012	12/31/2013	12/31/2012
Asset Quality Information
Non-accrual loans (i)	$84,011	$100,649	$121,837	$84,011	$121,837
Restructured loans (j)	24,947	29,705	32,215	24,947	32,215

Total non-performing loans	108,958	130,354	154,052	108,958	154,052
ORE and foreclosed assets	76,979	85,560	102,072	76,979	102,072

Total non-performing assets	$185,937	$215,914	$256,124	$185,937	$256,124

Non-performing assets as a percent of loans, ORE and foreclosed assets	1.50%	1.83%	2.19%	1.50%	2.19%
Accruing loans 90 days past due	$10,387	$15,620	$13,244	$10,387	$13,244
Accruing loans 90 days past due as a percent of loans	0.08%	0.13%	0.11%	0.08%	0.11%
Non-performing assets + accruing loans 90 days past due to loans, ORE and foreclosed assets	1.58%	1.96%	2.31%	1.58%	2.31%
Net charge-offs - non-covered	$5,216	$5,430	$28,038	$24,309	$55,031
Net charge-offs - covered	(3,399)	506	3,230	2,355	26,069
Net charge-offs - non-covered as a percent of average loans	0.17%	0.18%	0.97%	0.21%	0.49%
Allowance for loan losses	$133,626	$138,233	$136,171	$133,626	$136,171
Allowance for loan losses as a percent of period-end loans	1.08%	1.18%	1.18%	1.08%	1.18%
Allowance for loan losses to non-performing loans + accruing loans 90 days past due	111.97%	94.69%	81.40%	111.97%	81.40%
Provision for loan losses	$7,331	$7,569	$28,051	$32,734	$54,192
Allowance for Loan Losses
Beginning Balance	$138,223	$137,969	$135,591	$136,171	$124,881
Net provision for loan losses - covered loans	(532)	1,024	199	7,455	2,823
Provision for loan losses - non-covered loans	7,863	6,545	27,852	25,279	51,369

Net provision for loan losses	7,331	7,569	28,051	32,734	54,192

(Decrease) increase in FDIC loss share receivable	(10,111)	(1,379)	3,797	(8,615)	38,198
Charge-offs - non-covered	11,515	8,698	30,172	42,899	64,760
Recoveries - non-covered	(6,299)	(3,268)	(2,134)	(18,590)	(9,729)
Net charge-offs - covered	(3,399)	506	3,230	2,355	26,069

Net charge-offs	1,817	5,936	31,268	26,664	81,100

Ending Balance	$133,626	$138,223	$136,171	$133,626	$136,171

Net Charge-off Information
Net charge-offs - non-covered:
Commercial/real estate loans	$2,183	$1,267	$23,090	$11,684	$36,902
Residential mortgage loans	(197)	541	1,372	361	5,951
Consumer loans	3,230	3,622	3,576	12,264	12,178

Total net charge-offs - non-covered	$5,216	$5,430	$28,038	$24,309	$55,031

Average loans:
Commercial/real estate loans	$8,633,217	$8,582,849	$8,262,736	$8,480,527	$8,061,887
Residential mortgage loans	1,715,716	1,668,201	1,613,919	1,659,324	1,571,465
Consumer loans	1,573,446	1,570,345	1,667,134	1,585,353	1,651,387

Total average loans	$11,922,379	$11,821,395	$11,543,789	$11,725,204	$11,284,739

Net charge-offs - non-covered to average loans:
Commercial/real estate loans	0.10%	0.06%	1.11%	0.14%	0.46%
Residential mortgage loans	(0.05)%	0.13%	0.34%	0.02%	0.38%
Consumer loans	0.81%	0.92%	0.85%	0.77%	0.74%

Total net charge-offs - non-covered to average loans	0.17%	0.18%	0.97%	0.21%	0.49%

(i)	Non-accrual loans and accruing loans past due 90 days or more do not include non-accrual restructured loans and acquired credit-impaired loans which were written down to fair value upon acquisition and accrete interest income over the remaining life of the loan.
(j)	Included in restructured loans are $15.7 million, $19.1 million, and $15.8 million in non-accrual loans at 12/31/2013, 9/30/13, and 12/31/12, respectively. Total excludes acquired credit-impaired loans.

Hancock Holding Company

Financial Highlights

(amounts in thousands)

(unaudited)

Supplemental Asset Quality Information	Originated Loans	Acquired Loans (k)	Covered Loans (l)	Total
	12/31/2013
Non-accrual loans	$61,887	$18,580	$3,544	$84,011
Restructured loans	21,222	3,725	—	24,947

Total non-performing loans	83,109	22,305	3,544	108,958
ORE and foreclosed assets	51,240	—	25,739	76,979

Total non-performing assets (m)	$134,349	$22,305	$29,283	$185,937

Accruing loans 90 days past due	$3,298	$7,089	—	$10,387
Allowance for loan losses	$78,885	$1,647	$53,094	$133,626

	9/30/2013
Non-accrual loans	$75,663	$19,823	$5,163	$100,649
Restructured loans	25,942	3,763	—	29,705

Total non-performing loans	101,605	23,586	5,163	130,354
ORE and foreclosed assets	60,187	—	25,373	85,560

Total non-performing assets	$161,792	$23,586	$30,536	$215,914

Accruing loans 90 days past due	$12,512	$3,108	—	$15,620
Allowance for loan losses	$77,421	$463	$60,339	$138,223

Loans Outstanding	Originated Loans	Acquired Loans (k)	Covered Loans (l)	Total
	12/31/2013
Commercial non-real estate loans	$4,113,837	$926,997	$23,390	$5,064,224
Construction and land development loans	752,381	142,931	20,229	915,541
Commercial real estate loans	2,022,528	967,148	53,165	3,042,841
Residential mortgage loans	1,196,256	315,340	209,018	1,720,614
Consumer loans	1,409,130	119,603	52,864	1,581,597

Total loans	$9,494,132	$2,472,019	$358,666	$12,324,817

Change in loan balance from previous quarter	$793,365	($169,684)	($33,336)	$590,345

	9/30/2013
Commercial non-real estate loans	$3,633,490	$967,485	$24,340	$4,625,315
Construction and land development loans	738,983	158,228	23,197	920,408
Commercial real estate loans	1,816,402	1,038,287	60,280	2,914,969
Residential mortgage loans	1,124,649	347,054	223,494	1,695,197
Consumer loans	1,387,243	130,649	60,691	1,578,583

Total loans	$8,700,767	$2,641,703	$392,002	$11,734,472

Change in loan balance from previous quarter	$447,012	($355,328)	($38,709)	$52,975

(k)	Loans which have been acquired and no allowance brought forward in accordance with acquisition accounting.
(l)	Acquired loans which are covered by loss sharing agreements with the FDIC providing considerable protection against credit risk.
(m)	ORE received in settlement of acquired loans is no longer subject to purchase accounting guidance and has been included with ORE from originated loans. ORE received in settlement of covered loans remains covered under the FDIC loss share agreements.

Hancock
Holding Company

Strong Opportunities

Hancock Holding
Company

Hancock Holding Company

Fourth Quarter 2013 Financial Results January 23, 2014 Fourth Quarter 2013 Financial Results January 23, 2014

Forward-Looking
Statements
Forward-Looking
Statements
Certain of the statements or information included in this presentation may constitute forward-looking statements.  Forward-looking statements include projections of revenue, costs, results of operations or financial condition or statements regarding future market conditions or our potential plans and strategies for the future.  Forward-looking statements that we may make include, but may not be limited to, comments with respect to future levels of economic activity in our markets,  loan growth, deposit trends, credit quality trends, future sales of nonperforming assets, net interest margin trends, future expense levels and the ability to achieve reductions in non-interest expense or other cost savings, projected tax rates, future profitability, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts such as accretion levels, the impact of the branch rationalization process, and the financial impact of regulatory requirements.  Hancock’s ability to accurately project results or predict the effects of future plans or strategies is inherently limited.
We believe that the expectations reflected or implied by any forward-looking statements are based on reasonable assumptions, but actual results and performance could differ materially from those set forth in the forward-looking statements.  Factors that could cause actual results or outcomes to differ from those expressed in the Company’s forward-looking statements include, but are not limited to, those outlined in
Hancock’s SEC filings, including the “Risk Factors” section of the Company’s 10-K for the year ended
December 31, 2012 and most recent form 10-Q.
Hancock undertakes no obligation to update or revise any forward-looking statements, and you are cautioned not to place undue reliance on such forward-looking statements.

Fourth Quarter Highlights:
Fourth Quarter Highlights:
Core Improvements Largely Offset Declining PAAs
Core Improvements Largely Offset Declining PAAs

Core net interest income (TE) increased approximately $1.5 million and core net interest margin (NIM) improved 3 basis points (bps) linked-quarter
– The Company defines its core results as reported results less the impact of net purchase accounting adjustments (PAAs)
Operating expenses declined $4.2 million linked-quarter and the Company remains on track to meet its first quarter of 2014 expense target
Approximately $625 million linked-quarter net loan growth, or 22% annualized, and over $900 million, or 8%, year-over-year loan growth
– Each excluding the FDIC-covered loan portfolio
Purchase accounting loan accretion declined approximately $8 million, or $.06 per diluted common share after tax
Continued improvement in overall asset quality metrics
Tax rate declined to 20%, mainly related to benefits from additional investments in New Market Tax Credit projects in the fourth quarter

Hancock Holding Company

($s in millions; except per share data)	4Q13	3Q13	LQ change
Operating Income	$45.8	$46.8	-2%
Earnings Per Share (diluted) - operating	$.55	$.56	-2%
Net Income	$34.7	$33.2	+5%
Earnings Per Share (diluted)	$.41	$.40	+3%
One-time noninterest expense items	$17.1	$20.9	-18%
Return on Assets (operating) (%)	0.97	0.99	-2bps
Return on Tangible Common Equity (operating) (%)	11.59	12.03	-44bps
Total Loans (excluding covered loans)	$11,966	$11,343	+5.5%
Net Interest Margin (%)	4.09	4.23	-14bps
Net Interest Margin (%) (core)*	3.40	3.37	+3bps
Net Charge-offs (%) (non-covered)	0.17	0.18	-1bp
Tangible Common Equity (%)	9.00	8.68	+32bps
Efficiency Ratio** (operating) (%)	65.94	64.95	+99bps

•
Net income (operating) $46 million or $.55 per diluted common share, in line with Company guidance
•
ROA (operating) 0.97%
•
ROTCE (operating) 11.59%
•
Net income includes one-time
noninterest expense items of
$17.1 million ($11.1 million
after tax), or $.14 per diluted
common share
Fourth Quarter Highlights:
Fourth Quarter Highlights:
Core Improvements Largely Offset Declining PAAs
Core Improvements Largely Offset Declining PAAs

Operating income is defined as net income excluding tax-effected securities transactions gains or losses and one-time noninterest expense items.
*  Core is defined as reported results less purchase accounting adjustments.
See table on slide 13.
**  Noninterest expense as a percent of total revenue (TE) before amortization of purchased intangibles, one-time noninterest expense items and securities transactions.

Hancock Holding Company

$0.60
$0.45
$0.30
$0.15
$0.00
4Q12
1Q13
2Q13
3Q13
4Q13

	4Q12	1Q13	2Q13	3Q13	4Q13
Operating EPS	$0.54	$0.56	$0.55	$0.56	$0.55
EPS impact of excess cash recoveries	$0.03	$0.06	$0.02	$0.06	$0.00
Operating EPS excluding impact of excess cash recoveries	$0.51	$0.50	$0.53	$0.50	$0.55

Results In Line With Guidance
Results In Line With Guidance
Results In Line With Guidance
•
Volatility related to excess
cash recoveries (included in
loan accretion totals) has been
impacting quarterly operating
EPS results (additional data on slide 13)
•
Projections do not include
excess cash recoveries
•
Expected 4Q13 operating EPS
to be flat to slightly down
•
No excess cash recoveries
forecast for 2014

Total Loan Mix 12/31/13
Consumer
$1,582
13%
C&I
$5,064
41%
Residential mortgage
$1,721
14%
CRE
$3,043
25%
C&D
$916
7%
$s in millions

Total Loan Mix 9/30/13
Consumer
$1,579
14%
C&I
$4,625
39%
Residential mortgage
$1,695
14%
CRE
$2,915
25%
C&D
$920
8%
$s in millions

Strong Level of Originations Across The
Strong Level of Originations Across The
Footprint
Footprint
• Excluding FDIC covered loans, total loans of $12.0
billion were up $625 million
– The largest component of linked-quarter net growth was in
the commercial and industrial (C&I) portfolio (+10%),
followed by increases in the commercial real estate (CRE)
(+5%) and residential mortgage (+3%) portfolios
• Many of the markets across the Company’s footprint
reported net loan growth during the quarter, with the
majority of the growth in south Louisiana, Houston
and Florida markets
• For the full year of 2014, management expects
period-end loan growth in the mid-single digit range
Period-end balances. As of December 31, 2013

Whitney Portfolio Continues
Whitney Portfolio Continues
Solid Performance
Solid Performance
• Loan mark on the acquired-performing portfolio accreted into earnings over the life of the portfolio
• Credit-impaired loan mark available for charge-offs; if not needed for charge-offs then accreted into income
• Quarterly reviews of accretion levels and portfolio performance will impact reported margin

As of December 31, 2013
$s in millions
Credit-
Impaired Performing Total
Whitney loan mark at acquisition
(as adjusted in 4Q11)
$284 $187 $471
Acquired portfolio loan balances at acquisition $818 $6,101 $6,919
Discount at acquisition 34.7% 3.1% 6.8%
Remaining Whitney loan mark at 12/31/13 $128 $30 $158
Remaining acquired portfolio loan balances at 12/31/13 $200 $2,431 $2,631
Acquired loan charge-offs from acquisition thru
12/31/13
$29 $10 $39
Discount at 12/31/13 64% 1.2% 6.0%

Peoples First Loan Mark Used
Peoples First Loan Mark Used
For Charge-Offs
For Charge-Offs
•
FDIC covered loan portfolio
•
Entire loan mark available for charge-offs; if not needed for charge-offs then accreted into income
•
Quarterly reviews of accretion levels and portfolio performance will impact reported margin
•
FDIC loss share receivable totaled $114 million at December 31, 2013
Balance reflects the total amount expected to be collected from the FDIC

$s in millions Credit Impaired
Peoples First loan mark at acquisition  (12/2009) $509
Charge-offs from acquisition thru 12/31/13 $413
Accretion since acquisition date $85
Remaining loan mark at 12/31/13 $50
Impairment reserve at 12/31/13 $53
Remaining covered portfolio loan balances at 12/31/13 $409
Discount & allowance at 12/31/13 25%
As of December 31, 2013

•
Nonperforming assets totaled $186 million, down $30
million compared to September 30, 2013
– ORE and foreclosed assets declined $9 million linked-quarter
– Nonperforming loans down $21 million, or 16%,
compared to 3Q13
•
The allowance for loan losses was $133.6 million (1.08%)
at year-end, down from $138.2 million (1.18%) linked-
quarter
– The decline in the allowance was primarily related to a $7.2 million reversal of a previous impairment on FDIC covered loans
– The allowance maintained on the non-covered portion of the loan portfolio increased $2.6 million linked-quarter, totaling $80.5 million
•
Provision for loan losses was $7.3 million, slightly down
from $7.6 million in 3Q13
– 4Q13 includes $7.9 million  for the non-covered loan portfolio, compared to $6.5 million in 3Q13
•
Non-covered net charge-offs totaled $5.2 million, or 0.17%,
compared to $5.4 million, or 0.18%, in 3Q13
Continued Improvement In
Continued Improvement In
Asset Quality Metrics
Asset Quality Metrics

$s in millions
Excludes covered portfolio and gross of the Whitney loan mark
As of December 31, 2013

Hancock
Holding Company

Securities Portfolio Mix
12/31/13
Munis
$229
6%
U. S. Agencies
and other
$114
3%
CMO
$1,411
35%
MBS
$2,266
56%
$s in millions

Securities Portfolio Continues To Fund
Loan Growth
Securities Portfolio Continues To Fund
Loan Growth

• Portfolio totaled $4.0 billion, down $82 million
linked-quarter
• Decline continues to fund loan growth
– Better earning asset mix
• Yield 2.43% for 4Q13, up 19 bps
• Slowdowns in prepayments on mortgage-backed
securities continued to positively impact overall
portfolio yield during the quarter
• Unrealized gain (net) of $13.0 million on AFS
• 65% HTM, 35% AFS
• Duration 3.99, up from 3.84 at September 30, 2013
– Extends to 4.2 in +100 bps shift in the yield curve
– Extends to 4.5 in +200 bps shift in the yield curve
Period-end balances. As of December 31, 2013

Deposit Mix 12/31/13
Time deposits $2,096 14%
Noninterest bearing $5,530 36%
Interest-bearing public funds $1,572 10%
Interest-bearing transaction & savings $6,163 40%
$s in millions

Deposit Mix 9/30/13
Time deposits $2,327 16%
Noninterest bearing $5,480 36%
Interest-bearing public funds $1,240 8%
Interest-bearing transaction & savings $6,008 40%
$s in millions

Strong Core Deposit
Strong Core Deposit
Funding
Funding
•
Total deposits $15.4 billion, up over $300
million linked-quarter
•
Linked-quarter growth related to increases in
interest bearing public fund deposits of $331
million
•
Time deposits declined $231 million, with the
remaining deposit categories up $206 million
•
Funding mix remained strong
– Noninterest-bearing demand deposits (DDA)
comprised 36% of total period-end deposits
– No and low cost deposits comprised 76% of total period-end deposits
– Cost of funds declined 1bp to 23 bps

Period-end balances. As of December 31, 2013

4Q12
1Q13
2Q13
3Q13
4Q13
5.95%
5.83%
5.47%
5.41%
5.10%
4.55%
4.40%
4.23%
4.12%
4.09%
2.21%
2.17%
2.11%
2.24%
2.43%
0.28%
0.28%
0.25%
0.24%
0.23%
Loan Yield - reported
Loan Yield - core*
Securities Yield - reported
Cost of Funds - reported

4.48%
4.32%
4.17%
4.23%
4.09%
3.61%
3.41%
3.38%
3.37%
3.40%
4Q12
1Q13
2Q13
3Q13
4Q13
NIM - reported
NIM - core

Core NIM Expansion; Reported NIM
Core NIM Expansion; Reported NIM
Impacted By Decline in PAAs
Impacted By Decline in PAAs
•
Reported net interest margin (NIM) 4.09%, down 14 bps linked-quarter
– Approximately 17 bps of NIM compression related to the $7.1 million decrease in net purchase accounting adjustments linked-quarter
•
Core NIM expanded 3 bps
– Slight decline in core loan yield (3bps) offset by increased yield on securities (+19bps) portfolio and a lower cost of funds (1bp)
– Better earning asset mix and increased loan volume

Core NIM = reported net interest income (TE) excluding total net purchase accounting adjustments, annualized, as a percent of average earning assets. (See slide 12)
As of December 31, 2013

Purchase Accounting Adjustments
Core NII & NIM Reconciliation
Purchase Accounting Adjustments
Core NII & NIM Reconciliation

($s in millions) 4Q13 3Q13 2Q13 1Q13 4Q12
Net Interest Income (TE) – reported (NII) $168.5 $174.1 $171.8 $176.7 $182.8
Whitney expected loan accretion (performing) 9.3 10.4 12.8 13.7 17.6
Whitney expected loan accretion (credit impaired) 18.2 15.8 15.9 14.6 11.5
Peoples First expected loan accretion 2.8 4.3 4.1 4.5 7.4
Excess cash recoveries* --- 7.7 3.1 7.5 4.0
Total Loan Accretion $30.3 $38.3 $35.9 $40.3 $40.5
Whitney premium bond amortization (1.8) (2.8) (3.4) (3.5) (5.4)
Whitney and Peoples First CD accretion .1 .1 .2 .3 .3
Total Net Purchase Accounting
Adjustments (PAAs) impacting NII
$28.5 $35.6 $32.7 $37.1 $35.5
Net Interest Income (TE) – core
(Reported NII less net PAAs)
$140.0 $138.5 $139.0 $139.7 $147.3
Average Earning Assets $16,377 $16,385 $16,500 $16,518 $16,246
Net Interest Margin – reported 4.09% 4.23% 4.17% 4.32% 4.48%
Net Purchase Accounting Adjustments (%) .69% .86% .79% .91% .87%
Net Interest Margin - core 3.40% 3.37% 3.38% 3.41% 3.61%
* Excess cash recoveries include cash collected on certain zero carrying value acquired loan pools above expected amounts.

Purchased Loan Accretion Declining
Purchased Loan Accretion Declining
•
Net purchase accounting
adjustments will be part of
earnings through 2015
•
Revenue includes loan
accretion, securities
amortization, CD accretion
•
Amortization of intangibles
mainly related to the Whitney
acquisition

$s in  millions
Impact of Purchase Accounting Adjustments 2012-2015
(2014-2015 projections will be updated quarterly; subject to volatility)
As of December 31, 2013

Noninterest Income Reflects Changes
Noninterest Income Reflects Changes
Related to Seasonality, Economy
Related to Seasonality, Economy

As of December 31, 2013
• Noninterest income totaled $59.0 million, down $4.1 million linked-quarter
• Service charges on deposits totaled $19.6 million, down $0.9 million from 3Q13, due, in part, to fewer business days in the fourth quarter
• Bankcard and ATM fees totaled $11.3 million, down approximately $1.0 million from 3Q13
– Decline due, in part, to a one-time Visa-related incentive recorded in
3Q13
• Trust, investment and annuity, and insurance fees totaled $18.1 million, down
$0.2 million from 3Q13
– During the fourth quarter, an increase of $0.7 million, or 8%, in trust fees was offset by declines in investment and annuity, and insurance fees
• Other noninterest income totaled $8.3 million, down $1.2 million, or 12%, linked-quarter
– The decline mainly reflects a lower level of expected future losses on covered loans, which resulted in an increase of $1.1 million in the amortization of the indemnification asset
• Fees from secondary mortgage operations totaled $1.6 million, down $0.9 million linked-quarter
– The decline mainly reflects a continued slowdown in mortgage loan activity, reflecting mainly the impact of increased longer-term interest rates on originations
– The quarter’s activity also reflects a continued higher level of portfolio production compared to secondary market production
$s in millions
Service
Charges on
Deposit
$19.6
33%
Trust
$10.2
17%
Investment &
annuity
$4.6
8%
Insurance
$3.3
6%
ATM
$11.3
19%
Secondary
mortgage
operations
$1.6
3%
Other
$8.3
14%
Bankcard and
Fee Mix 4Q13

Operating Expense Mix 4Q13
Amortization of intangibles
$7.2
5%
ORE
$1.5
1%
Other
$47.2
30%
Personnel
$84.9
54%
Equipment
$4.7
3%
Occupancy
$11.6
7%
$s in millions

Noninterest Expense Includes One-Time Items;
Noninterest Expense Includes One-Time Items;
Operating Expense Continues To Decline
Operating Expense Continues To Decline
•
Noninterest expense totaled $174.2 million in 4Q13
– Includes $17.1 million of one-time costs mainly related
to the expense & efficiency initiative
•
Noninterest expense excluding one-time costs (or operating
expense) totaled $157.1 million, down $4.2 million from
3Q13
•
Personnel expense, the largest component of total
noninterest expense, totaled $84.9 million, a decrease
of $1.9 million linked-quarter
•
Occupancy and equipment totaled $16.3 million, down
$1.2 million linked-quarter
•
The reduction in personnel, occupancy and equipment
reflect a full quarter’s impact from the closing of 26
branch locations across its five-state footprint in August
2013
•
ORE expense totaled $1.5 million down $0.9 million
from 3Q13

As of December 31, 2013

Hancock
Holding Company

70%
65%
60%
55%
50%
Efficiency Ratio*
1Q12
2Q12
3Q12
4Q12
1Q13
2Q13
3Q13
4Q13

Efficiency & Process Improvement
Efficiency & Process Improvement
Initiative On Track
Initiative On Track
•
On track to achieve the first quarter of 2014 efficiency and expense target
– Re-defined markets with either a consumer, business or
combination focus
– Continued the branch rationalization process and recently closed or sold 38 smaller, retail branches across the five-state footprint
– Restructured and consolidated market leadership
– Re-focused efforts around procurement savings through centralized sourcing and RFPs
– Added efficiency through process enhancements and enabling technology implementation
– Announced the bank charter consolidation
•
Continuing to review initiatives designed to meet the fourth quarter of 2014 target
•
Longer-term sustainable efficiency ratio target of 57%-59% set for 2016
•
Expect to incur additional one-time costs through the remainder of the initiative

$s in millions
1Q13 noninterest
expense
$160
Annualized 1Q13
noninterest expense
$640
1Q14 noninterest
expense projection
$153
4Q14 noninterest
expense projection
$147
Midpoint Long-Term Efficiency Ratio Target 57% - 59%
The efficiency ratio is defined as noninterest expense as a percent of total revenue (TE) before amortization of purchased intangibles, sub debt redemption costs, securities transactions and merger expenses.

Hancock Holding Company

Tangible Common Equity (TCE) Ratio
9.50%
9.00%
8.50%
8.00%
7.50%
9.00%
2Q12
3Q12
4Q12
1Q13
2Q13*
3Q13
4Q13
TCE
Minimum Target

•
TCE ratio 9.00%
•
Announced stock buyback of up to 5% of outstanding common stock
– Executed an accelerated share repurchase on May 9, 2013
– Total transaction amount of $115 million
– Received approximately 2.8 million shares
– Impacted TCE ratio by 63 bps in 2Q13
– Based on current stock prices, the remaining shares of approximately 700,000 will be received no later than 2Q14
•
Continue reviewing options to deploy excess capital in the best interest of the
Company and its shareholders
•
Projected capital levels exceed Basel III fully implemented, required guidelines
Solid Capital Levels
Solid Capital Levels

As of December 31, 2013
*Stock Buyback
(ASR) initiated

Hancock
Holding Company

togetherwebuild
WHITNEY
Hancock Bank.
JACKSON
MONTGOMERY
ORLANDO
TAMPA

Appendix 19

Non-GAAP
Reconciliation
Non-GAAP
Non-GAAP
Reconciliation
Reconciliation

*Management believes that adjusting net income to operating income provides a useful measure of financial performance that helps investors compare the Company’s fundamental operations over time.
$s in millions Three
Months
Ended
12/31/2013
Three
Months
Ended
9/30/2013
Three
Months
Ended
12/31/2012
Twelve
Months
Ended
12/31/2013
Twelve
Months
Ended
12/31/2012
Net income $34.7 $33.2 $47.0 $163.4 $151.7
Adjustments from net to operating income
Securities transactions gains/(losses) .1 - .6 .1 1.6
One-time noninterest expense items:
Merger-related - - - - 45.8
Subdebt early redemption - - - - 5.3
Expense & efficiency initiative and other items 17.1 20.9 - 38.0 -
Total one-time noninterest expense items 17.1 20.9 - 38.0 51.1
Taxes on adjustment @ 35% (6.0) (7.3) (.2) (13.3) (17.4)
Total adjustments (net of taxes) 11.1 13.6 (.4) 24.6 32.2
Operating income* $45.8 $46.8 $46.6 $188.0 $184.0

Hancock
Holding Company

Oil & Gas Portfolio 12/31/13
Other $10 1%
E&P $468 32%
Product Transportation $59 4%
Wholesale/ Refinement $166 11%
Support - Drilling $262 18%
Support - Non-Drilling $499 34%

Additional Loan Data
Additional Loan Data
Additional Loan Data

$s in millions 12/31/2013 9/30/2013 $ change % change LQA 12/31/2012 $ change % change
Loans (EOP) 12,325 $     11,735 $   590 $       5% 20% 11,578 $     747 $       6%
  Commercial 5,064           4,625         439          9% 38% 4,433           631          14%
  Construction 916               920            (5)             -1% -2% 989               (74)           -7%
  Real Estate 3,043           2,915         128          4% 18% 2,923           120          4%
  Residential mortgage 1,721           1,695         25            1% 6% 1,578           143          9%
  Consumer 1,582           1,579         3               0% 1% 1,654           (73)           -4%
Covered Loans 359 $           392 $         (33) $       -9% -34% 516 $           (157) $     -30%
  Commercial 23                 24               (1)             -4% -15% 29                 (6)             -20%
  Construction 20                 23               (3)             -13% -51% 28                 (8)             -29%
  Real Estate 53                 60               (7)             -12% -47% 95                 (42)           -44%
  Residential mortgage 209               224            (14)           -6% -26% 264               (54)           -21%
  Consumer 53                 61               (8)             -13% -52% 99                 (47)           -47%
Loans excluding covered 11,966 $     11,343 $   624 $       5% 22% 11,062 $     904 $       8%
  Commercial 5,041           4,601         440          10% 38% 4,404           637          14%
  Construction 895               897            (2)             0% -1% 961               (66)           -7%
  Real Estate 2,990           2,855         135          5% 19% 2,828           162          6%
  Residential mortgage 1,512           1,472         40            3% 11% 1,314           197          15%
  Consumer 1,529           1,518         11            1% 3% 1,555           (26)           -2%
O&G totals for 9/30/13 have been updated.
Portfolio increased approximately $180 million
versus a comparable 9/30/13 total.

Fourth Quarter 2013 Financial Results January 23, 2014 Fourth Quarter 2013 Financial Results January 23, 2014